Exhibit 99.1

1st Quarter 2015 Earnings Call October 23, 2014 Carpenter Technology Corporation Unless otherwise noted, the logo and registered trademarks are property of CRS Holdings, Inc. a subsidiary of Carpenter Technology Corporation.

Cautionary Statement 2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2014 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, profitability, cost savings, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws, and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation.

Bill Wulfsohn President and Chief Executive Officer 1st Quarter Fiscal Year 2015 Summary

1st Quarter Summary and Opening Comments 4 Challenging First Quarter but Recovery  in Month of September Q1 earnings  significantly impacted  by operational inefficiencies driven by Reading shutdown and Latrobe press outage. • Weaker mix exacerbated by operational inefficiencies. • Strong recovery in month of September with a strengthened mix and improved cost per ton. • Negative Free Cash Flow in the quarter driven by the Athens capital spend and inventory build.  Well Positioned for Future Growth Revenue backlog  for premium tons is up 14°/o  sequentially. • Richer sequential sales mix expected to begin in 02. • Continued  progress on customer  qualifications at Athens. • New contracts with key customers aimed at Athens' capacity. • Up to $500 million share repurchase authorization over two years.

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1st Quarter FY15 End Market Highlights

		Q1-15 Net Sales ex. Sur ($M)*		vs. Q1-14	vs. Q4-14	Comments
	**Aerospace & Defense**	**180.7**	41%	**-1%**	**-15%**	• Lower sales of premium products for defense and decline in certain engine materials created a weaker overall mix YOY • Demand returning for aerospace distribution but at lower average selling price versus prior year • Sales for aero engine materials up 5% and fastener material (titanium and nickel) up 9% YOY
	**Energy**	**67.8**	15%	**+15%**	**-8%**	• Directional rig count grew 13% versus the same quarter last year • Amega West posted solid sales growth in both manufacturing and rentals versus the prior year • Power Generation showed strong growth in Q1 versus prior year and sequentially
	**Medical**	**26.7**	6%	**+7%**	**-5%**	• Sales improved YOY but at a weaker mix - titanium sales down and stainless instrument sales up • OEMs have resumed more normalized buying patterns as supply chain inventories have stabilized • The environment remains extremely competitive (pricing pressure)
	**Transpor-tation**	**30.7**	7%	**+20%**	**-8%**	• North America vehicle production is up YOY; remains at high levels • Mix has improved versus prior year with a shift to higher value components for more demanding applications going into high pressure/ temperature engine systems
	**Industrial & Consumer**	**98.6**	22%	**+15%**	**-8%**	• Demand growth is driven by high-value consumer electronics and sporting goods applications • Strong YOY sales growth in semiconductors • Steady demand growth for premium tool steels

Sales ex. Surcharge up 7% on 11% higher volume year-over-year

*Excludes sales through Carpenter's Distribution businesses

© 2014 CRS Holdings, Inc. All rights reserved

CARPENTER

Tony Thene Senior Vice President and Chief Financial Officer 1st Quarter Fiscal Year 2015 Financial Overview

Income Statement Summary 7 Q1 Net Income includes a favorable legal settlement of $4.4 million or $0.05/share *Detailed schedule included in Non-GAAP Schedules in Appendix $ Millions, except per-share amounts Q1-14 Q4-14 Q1-15 Sequential Change Pounds ('000) 64,892 80,538 71,746 (8,792) Net Sales 498.6 604.6 549.8 (54.8) Sales ex. Surcharge * 412.1 488.9 440.1 (48.8) Gross Profit 103.3 105.6 69.1 (36.5) % of Sales ex. Surcharge 25.1% 21.6% 15.7% -5.9% pts. Selling, General and Administrative Expenses 47.5 46.4 47.0 0.6 % of Sales ex. Surcharge 11.5% 9.5% 10.7% 1.2% pts. Operating Income 55.8 59.2 22.1 (37.1) % of Sales ex. Surcharge 13.5% 12.1% 5.0% -7.1% pts. Operating Income ex. Pension EID * 61.8 65.2 24.5 (40.7) % of Sales ex. Surcharge 15.0% 13.3% 5.6% -7.7% pts. Effective Tax Rate 32.8% 29.7% 32.5% 2.8% Net Income 34.6 38.1 13.5 (24.6) Diluted Earnings Per Share $0.65 $0.71 $0.25 ($0.46)

Free Cash Flow Summary 8 The clerical accuracy of certain amounts may be impacted due to rounding. $66 million of cash and $558 million of total liquidity at end of Q1 $ Millions Q1-14 Q1-15 vs LY Net Income 35 14 (21) Non-cash Items 44 47 3 Inventory (47) (31) 16 Working Capital / Other 10 (12) (22) Total Net Working Capital / Other (37) (43) (6) Pension Plan Contributions - Required (2) (3) (1) Net Cash from Operating Activities 40 15 (25) Purchases of property, equipment and software - Other (23) (27) (4) Purchases of property, equipment and software - Athens (67) (32) 35 Dividends paid (10) (10) - Other (1) - 1 Free Cash Flow (61) (54) 7

Share Repurchase Authorization 9 Demonstrates ongoing commitment to deliver value to our shareholders p to $500 million share repurchase authorization over two years • Have the option to engage in share repurchases from time to time at the Company’s discretion based on: ‒ Capital needs of the business ‒ General market conditions ‒ Market price of the stock • Multiple action levers available to create financial flexibility: ‒ Strong cash flow beginning later in fiscal year 2015 ‒ Athens-related capital spending largely behind us ‒ Working capital initiatives ‒ Strong balance sheet • Reaffirms confidence in the company’s strategy and longterm growth potential

Andy Ziolkowski Senior Vice President Commercial, Specialty Alloys Operations SAO Business Update

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SAO Segment Summary

SAO Segment Q1 Results and Q2 Outlook

Q1 Operating Results

	Q1-14	Q4-14	Q1-15	vs LY	vs Q4
Pounds ('000)	63,414	77,932	70,120	6,706	(7,812)
Sales ex. Surcharge ($M)	307.6	369.1	324.1	16.5	(45.0)
Op Inc ex. EID ($M)	63.7	63.0	24.6	(39.1)	(38.4)
% of Sales ex. Surcharge	*20.7%*	*17.1%*	*7.6%*	*-13.1%*	*-9.5%*

Q1 Business Results

- Revenues were up in all end-markets except Aerospace & Defense versus Q1 FY14
- Overall weaker sales mix relative to Q1 FY14
- Higher labor and maintenance/supply costs and reduced output levels caused by:
  - unanticipated startup issues after summer shutdown at the Reading mill
  - unplanned outage due to maintenance issues discovered with the primary press at Latrobe operations

Q2 Outlook

- Backlog revenue up sequentially and year-over-year
- Q2 sales mix expected to be richer than Q1
- Progress continues with customer qualifications at Athens facility
- Planned November Reading press outage expanded in scope – projected incremental impact approximately $4 million

© 2014 CRS Holdings, Inc. All rights reserved

CARPENTER

Gary Heasley Senior Vice President Performance Engineered Products PEP Business Update

PEP Segment Summary 13 PEP Segment Q1 Results and Q2 Outlook Q1-14 Q4-14 Q1-15 vs LY vs Q4 Pounds ('000) 2,666 3,790 3,034 368 (756) Sales ex. Surcharge ($M) 117.5 136.0 129.6 12.1 (6.4) Op Inc ex. EID ($M) 11.6 12.2 9.7 (1.9) (2.5) % of Sales ex. Surcharge 9.9% 9.0% 7.5% -2.4% -1.5% Sales up 10% vs. Q1 FY14 in all businesses primarily driven by: - Rentals and sales of down-hole drilling tools - Shipments of powder products - Shipments from the Distribution businesses • Operating income ex. EID down 16% vs. Q1 FY14 primarily driven by mix • Aerospace and Oil & Gas industry demand expected to remain strong • Down-hole tool manufacturing backlog at all-time high and tool rental activity is healthy • Cost and operating performance improvement expected to continue at powder operations • Distribution outlook generally positive as demand is expected to be steady to improving

Bill Wulfsohn President and Chief Executive Officer Growth Enablers and Forward Outlook

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Growth Enablers

Capacity Expansion



- Expanded Dynamet titanium wire capacity by 25% and bar capacity by 35%
- Nearing completion of the China facility that will provide improved customer service by localizing product finishing
- Expanded Amega West capacity and scope to support growing demand for directional drilling materials
- Athens output expected to expand

Rolls Royce Contract



- Five year contract for premium melted nickel based superalloys, used in the forging of jet engine disc components
- Expands supply position with Rolls Royce by ~ $100 million over 5 years
- Further supports Athens facility investment
- OEM support for expedited Athens quality engineering approvals

© 2014 CRS Holdings, Inc. All rights reserved

CARPENTER

Outlook and Closing Comments 16 Forward Outlook Expectations Revenue backlog for premium tons is up 14% sequentially. • Continued progress on customer qualifications at Athens. • New contracts with key customers aimed at Athens’ capacity. • Must execute on the Reading press shutdown and return process cost per ton to historic levels. • Richer sequential sales mix to begin in Q2. • Stronger performance in PEP segment driven by operational improvements and strong demand for both oil and gas and aerospace products. • Well positioned to leverage recent capital expansions to drive profitable growth. • Stock repurchase authorization reaffirms confidence in the company’s strategy and long-term growth potential.

Appendix of Non-GAAP Schedules

Preliminary Non-GAAP Unaudited Schedules 18 Operating Margin Excluding Surcharge And Pension Earnings, Interest And Deferrals Q1-14 Q4-14 Q1-15 Net sales 498.6 604.6 549.8 Less: surcharge revenue 86.5 115.7 109.7 Consolidated Net Sales Excluding Surcharge 412.1 488.9 440.1 Operating income 55.8 59.2 22.1 Pension earnings, interest and deferrals 6.0 6.0 2.4 Operating Income Excluding Pension Earnings, Interest And Deferrals 61.8 65.2 24.5 Operating Margin Excluding Surcharge And Pension Earnings, Interest And Deferrals 15.0% 13.3% 5.6% Management believes that removing the impacts of raw material surcharges from operating margin provides a more consistent basis for comparing results of operations from period to period. Management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. $ Millions

Preliminary Non-GAAP Unaudited Schedules 19 Free Cash Flow Q1-14 Q1-15 Net cash provided from operating activities 39.5 15.0 Purchases of property, equipment and software (90.4) (59.0) Proceeds from disposals of property and equipment - 0.1 Dividends paid (9.6) (9.6) Free Cash Flow (60.5) (53.5) $ Millions Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.